Exhibit 1

Joint Filing Agreement

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 11, 2011

CHF Investment Limited

By:	/s/ Shih Hung
	Name:	Shih Hung
	Title:	Director

China Harvest Fund, L.P.
By China Renaissance Capital Investment, L.P., its general partner
By China Renaissance Capital Investment GP, its general partner

By:	/s/ Shih Hung
	Name:	Shih Hung
	Title:	Director

China Harvest Parallel Fund I, L.P.
By China Renaissance Capital Investment, L.P., its general partner
By China Renaissance Capital Investment GP, its general partner

By:	/s/ Shih Hung
	Name:	Shih Hung
	Title:	Director

China Renaissance Capital Investment, L.P.
By China Renaissance Capital Investment GP, its general partner

By:	/s/ Shih Hung
	Name:	Shih Hung
	Title:	Director

China Renaissance Capital Investment GP

By:	/s/ Shih Hung
	Name:	Shih Hung
	Title:	Director